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As filed with the Securities and Exchange Commission on October 14, 2004

Registration No. 333-118141

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. SHIPPING PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4400 (Primary Standard Industrial Classification Code Number)	20-1447743 (I.R.S. Employer Identification Number)
399 Thornall Street, 8th Floor Edison, New Jersey 08837 (732) 635-1500 (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Paul B. Gridley
U.S. Shipping Partners L.P.
399 Thornall Street, 8th Floor
Edison, New Jersey 08837
(732) 635-1500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Mike Rosenwasser, Esq. Catherine S. Gallagher, Esq. Vinson & Elkins L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 237-0000	G. Michael O'Leary, Esq. William J. Cooper, Esq. Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	Paul Jacobs, Esq. Roy L. Goldman, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common units representing limited partnership interests	$155,724,257	$19,731

(1)
Includes common units issuable upon exercise of the underwriters' over-allotment option.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)
This amount has previously been paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee		$19,731
NASD filing fee		16,073
NYSE listing fee		*
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*  To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

        The section of the prospectus entitled "The Partnership Agreement—Indemnification" is incorporated herein by this reference. Reference is made to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 15. Recent Sales of Unregistered Securities.

        On August 9, 2004, in connection with the formation of the partnership, U.S. Shipping Partners L.P. issued to (i) U.S. Shipping General Partner LLC the 2% general partner interest in the partnership for $40 and (ii) United States Shipping Master LLC the 98% limited partner interest in the partnership for $1,960 in an offering exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16. Exhibits

        The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1	—	Form of Underwriting Agreement
3.1**	—	Certificate of Limited Partnership of U.S. Shipping Partners L.P.
3.2**	—	Form of Amended and Restated Agreement of Limited Partnership of U.S. Shipping Partners L.P. (included as Appendix A to the Prospectus)
3.3**	—	Certificate of Formation of US Shipping General Partner LLC
3.4	—	Form of Amended and Restated Limited Liability Company Agreement of US Shipping General Partner LLC
3.5*	—	Form of Amended and Restated Limited Liability Company Agreement of U.S. Shipping Operating LLC
5.1**	—	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered
8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10.1**	—	Amended and Restated Credit Agreement, dated as of April 13, 2004, among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Vessel Management Inc., USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, USCS Charleston LLC, Canadian Imperial Bank of Commerce, National City Bank and the various lenders thereto.
10.2	—	Form of Contribution, Conveyance and Assumption Agreement
10.3	—	Form of U.S. Shipping Partners L.P. Long-Term Incentive Plan
10.4	—	Form of U.S. Shipping Partners L.P. Annual Incentive Plan
10.5	—	Form of Omnibus Agreement
10.6†**	—	Support Agreement dated as of September 13, 2002 between Amerada Hess Corporation and USS Chartering LLC
10.7**	—	Professional Services Agreement, dated as of September 13, 2002 by and among Sterling Investment Partners Advisors, LLC, United States Shipping LLC and USS Vessel Management Inc.
10.8**	—	Professional Services Agreement, dated as of May 6, 2003, by and among Sterling Investment Partners Advisors, LLC and United States Chemical Shipping LLC.
10.9**	—	Employment Agreement dated as of September 13, 2002 between Paul B. Gridley and USS Vessel Management Inc.
10.10**	—	Employment Agreement dated as of September 13, 2002 between Joseph P. Gehegan and USS Vessel Management Inc.
10.11**	—	Employment Agreement dated as of September 13, 2002 between Calvin G. Chew and USS Vessel Management Inc.
10.12**	—	Employment Agreement dated as of September 13, 2002 between Alan Colletti and USS Vessel Management Inc.

10.13**	—	Employment Agreement dated as of September 13, 2002 between Jeffrey M. Miller and USS Vessel Management Inc.
10.14**	—	Employment Agreement dated as of September 13, 2002 between Albert E. Bergeron and USS Vessel Management Inc.
10.15	—	Form of Employee Unit Purchase Plan
21.1**	—	List of Subsidiaries of U.S. Shipping Partners L.P.
23.1**	—	Consent of PricewaterhouseCoopers LLP
23.2**	—	Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1)
23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23.4**	—	Consent of Wilson Gillette & Co.
24.1**	—	Powers of Attorney
24.2**	—	Power of Attorney for Ronald L. O'Kelley

*
To be filed by amendment.

**
Previously filed.

†
Confidentiality requested, confidential portions have been omitted and filed separately with the Securities and Exchange Commission, as required by Rule 406(b).

Item 17. Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 14, 2004.

U.S. SHIPPING PARTNERS, L.P.
By:	US Shipping General Partner LLC, its General Partner
By:	/s/ PAUL B. GRIDLEY
	Name:	Paul B. Gridley
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ PAUL B. GRIDLEY Paul B. Gridley	Chairman, Chief Executive Officer and Director (principal executive officer)	October 14, 2004
/s/ ALBERT E. BERGERON Albert E. Bergeron	Vice President – Chief Financial Officer (principal financial and accounting officer)	October 14, 2004
* William M. Kearns, Jr.	Director	October 14, 2004
* M. William Macey, Jr.	Director	October 14, 2004
* Douglas L. Newhouse	Director	October 14, 2004
* Ronald L. O'Kelley	Director	October 14, 2004
*By: /s/ PAUL B. GRIDLEY Paul B. Gridley as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number			Description
1.1		—	Form of Underwriting Agreement
3.1	**	—	Certificate of Limited Partnership of U.S. Shipping Partners L.P.
3.2	**	—	Form of Amended and Restated Agreement of Limited Partnership of U.S. Shipping Partners L.P. (included as Appendix A to the Prospectus)
3.3	**	—	Certificate of Formation of US Shipping General Partner LLC
3.4		—	Form of Amended and Restated Limited Liability Company Agreement of US Shipping General Partner LLC
3.5	*	—	Form of Amended and Restated Limited Liability Company Agreement of U.S. Shipping Operating LLC
5.1	**	—	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered
8.1	**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10.1	**	—
Amended and Restated Credit Agreement, dated as of April 13, 2004, among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Vessel Management Inc., USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, USCS Charleston LLC, Canadian Imperial Bank of Commerce, National City Bank and the various lenders thereto.
10.2		—	Form of Contribution, Conveyance and Assumption Agreement
10.3		—	Form of U.S. Shipping Partners L.P. Long-Term Incentive Plan
10.4		—	Form of U.S. Shipping Partners L.P. Annual Incentive Plan
10.5		—	Form of Omnibus Agreement
10.6	†**	—	Support Agreement dated as of September 13, 2002 between Amerada Hess Corporation and USS Chartering LLC
10.7	**	—	Professional Services Agreement, dated as of September 13, 2002 by and among Sterling Investment Partners Advisors, LLC, United States Shipping LLC and USS Vessel Management Inc.
10.8	**	—	Professional Services Agreement, dated as of May 6, 2003, by and among Sterling Investment Partners Advisors, LLC and United States Chemical Shipping LLC.
10.9	**	—	Employment Agreement dated as of September 13, 2002 between Paul B. Gridley and USS Vessel Management Inc.
10.10	**	—	Employment Agreement dated as of September 13, 2002 between Joseph P. Gehegan and USS Vessel Management Inc.
10.11	**	—	Employment Agreement dated as of September 13, 2002 between Calvin G. Chew and USS Vessel Management Inc.

10.12	**	—	Employment Agreement dated as of September 13, 2002 between Alan Colletti and USS Vessel Management Inc.
10.13	**	—	Employment Agreement dated as of September 13, 2002 between Jeffrey M. Miller and USS Vessel Management Inc.
10.14	**	—	Employment Agreement dated as of September 13, 2002 between Albert E. Bergeron and USS Vessel Management Inc.
10.15		—	Form of Employee Unit Purchase Plan
21.1	**	—	List of Subsidiaries of U.S. Shipping Partners L.P.
23.1	**	—	Consent of PricewaterhouseCoopers LLP
23.2	**	—	Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1)
23.3	**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23.4	**	—	Consent of Wilson Gillette & Co.
24.1	**	—	Powers of Attorney
24.2	**	—	Power of Attorney for Ronald L. O'Kelley

*
To be filed by amendment.

**
Previously filed.

†
Confidentiality requested, confidential portions have been omitted and filed separately with the Securities and Exchange Commission, as required by Rule 406(b).

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX